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                                                                 Exhibit (17)(b)
                             GROWTH AND INCOME FUND

        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON AUGUST ____, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoint(s) [     ] and [     ] or any one or more of
them, proxies, with full power of substitution, to vote all shares of the Growth and Income Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 3435 Stelzer Road, Columbus, Ohio, on August ____, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve an Agreement and Plan of Reorganization providing for (a) the acquisition of all of the assets of Growth and Income Fund by the Wilmington Growth and Income Portfolio in exchange for shares of common stock of the Wilmington Growth and Income Portfolio, (b) the assumption by the Wilmington Growth and Income Portfolio of all of the liabilities of Growth and Income
Fund, (c) the investment of assets acquired by the Wilmington Growth and Income Portfolio in WT Growth and Income Series, and (d) the subsequent liquidation of the Growth and Income Fund.

FOR      [  ]        AGAINST  [  ]        ABSTAIN  [  ]

[2.     To elect _______________ to the Board of Trustees of WT Mutual Fund II.]

FOR      [  ]        AGAINST  [  ]        ABSTAIN  [  ]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

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Signature                            Date


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Signature (if held jointly)          Date